UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 15, 2015, Quicksilver Resources Canada Inc. (“Quicksilver Canada”), a wholly owned subsidiary of Quicksilver Resources Inc. (the “Company”), entered into a Third Forbearance Agreement (the “Third Forbearance Agreement”) with JPMorgan Chase Bank, N.A., as global administrative agent (the “Global Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (the “Canadian Administrative Agent” and, together with the Global Administrative Agent, the “Administrative Agents”) and the lenders party thereto relating to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 by and among the Company, as parent, Quicksilver Canada, as borrower, the Canadian Administrative Agent, and the lenders parties thereto (as amended, supplemented or modified, the “Canadian Credit Agreement”). Under the Third Forbearance Agreement, the Administrative Agents and the requisite lenders agreed to, among other things, continue to forbear from exercising all of their rights and remedies in connection with specified defaults under the Canadian Credit Agreement related to the chapter 11 filings of the Company and certain of its subsidiaries until the earlier of (i) December 15, 2015, (ii) the commencement against Quicksilver Canada or certain specified Canadian subsidiary guarantors (collectively, the “Non-Filers”) of any litigation in which the amounts involved, individually or in the aggregate, equal or exceed $5,000,000, that could reasonably be expected to have a material adverse effect on the validity or enforceability of the Canadian loan documents, the rights and remedies of the Canadian Administrative Agent and the Canadian secured parties under the Canadian loan documents and applicable law, or the business, operations, property or financial condition of the Non-Filers, taken as a whole, (iii) the acceleration of, or any other exercise of any rights or remedies in respect of, any other indebtedness of any Non-Filer the outstanding principal amount of which exceeds, individually or in the aggregate for such Non-Filer, $5,000,000, (iv) any Non-Filer taking any action to challenge the validity or enforceability of the Third Forbearance Agreement or any other Canadian loan document or any provision of the Third Forbearance Agreement or such documents, (v) the commencement by any Non-Filer of proceedings under bankruptcy, insolvency, receivership, restructuring or similar law, (vi) the occurrence of any termination event under the cash collateral order of the United States Bankruptcy Court for the District of Delaware, (vii) the failure to deliver the reserve reports and related certificate required to be delivered under the Canadian Credit Agreement on October 1, 2015, (viii) any failure by Quicksilver Canada to pay interest on the loans under the Canadian Credit Agreement at the applicable rate, and (ix) any failure by the Company to pay interest on the loans under the Amended and Restated Credit Agreement, dated as of December 22, 2011 by and among the Company, as borrower, the guarantors party thereto, the Global Administrative Agent and the lenders parties thereto, at the applicable rate in accordance with the terms of the cash collateral order and the Waiver and Forbearance Agreement, dated March 16, 2015, by and among the

Company, Quicksilver Canada, the guarantors party thereto, the Administrative Agents and the lenders party thereto.
The foregoing description is a summary of the material terms of the Third Forbearance Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Third Forbearance Agreement, a copy of which is attached to this Current Report in Form 8‑K as Exhibit 10.1.

Item 7.01.	Regulation FD.
On September 17, 2015, the Company issued a press release announcing the commencement of a marketing and sale process to sell substantially all or a portion of its U.S. and Canadian assets. The U.S. process was initiated with the filing of a motion with the United States Bankruptcy Court for the District of Delaware seeking approval of bidding procedures to commence a sale process for the Company and its U.S. subsidiaries under section 363 of the Bankruptcy Code. The motion to approve bidding procedures is expected to be heard by the Court on October 6, 2015. Copies of the press release and bidding procedures are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8‑K.
This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Third Forbearance Agreement, dated September 15, 2015, among Quicksilver Resources Canada Inc. and the agents and lenders party thereto
99.1	Press Release dated September 17, 2015
99.2	Bidding Procedures

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

Date: September 17, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Third Forbearance Agreement, dated September 15, 2015, among Quicksilver Resources Canada Inc. and the agents and lenders party thereto
99.1	Press Release dated September 17, 2015
99.2	Bidding Procedures